EXHIBIT 23.4

Consent of FIG Partners, LLC
We hereby consent to the inclusion of our opinion letter to the board of directors of First Bank of Charleston, Inc. as an Annex to the Registration Statement as dated the date hereof, which includes a proxy statement/prospectus relating to the proposed merger of First Bank of Charleston, Inc. with Premier Financial Bancorp, Inc. described in the Premier Financial Bancorp, Inc. Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

FIG PARTNERS, LLC
July 17, 2018